For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2018 FIRST QUARTER RESULTS

PHOENIX, August 7, 2017 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first fiscal quarter ended July 1, 2017. On April 3, 2017, the Company completed the acquisition of Lexington Homes, Inc., which operates a manufactured and modular housing plant in Lexington, Mississippi. Since the acquisition date, the financial impact and fiscal quarter results from this new business are included in Cavco's consolidated financial statements presented herein.
Financial highlights include the following:

•
Net revenue for the first quarter of fiscal year 2018 totaled $206.8 million, up 11.7% from $185.1 million for the comparable prior year period. The increase was primarily from improved home sales volume and a larger proportion of higher priced homes sold.

•
Income before income taxes was $15.7 million for the first quarter of fiscal 2018, an 86.9% increase from $8.4 million income before income taxes in the comparable quarter last year. The improvement was from increased home sales as well as stronger earnings in the financial services segment compared to last year’s first fiscal quarter, as the segment's prior year results were significantly impacted by high insurance claims activity.

•
Income tax expense was $3.9 million with an effective tax rate of 24.9% for the first quarter of fiscal year 2018 compared to $3.0 million and an effective tax rate of 35.4% in the same quarter of the prior year. The current quarter contains a benefit of $1.4 million related to the Company's required implementation of Accounting Standards Update No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting, which, among other items, requires the Company to record excess tax benefits on exercises of stock options as a reduction of income tax expense in the consolidated statement of comprehensive income, whereas they were previously recognized in equity.

•	Net income was $11.8 million for the first quarter of fiscal year 2018, compared to net income of $5.4 million in the same quarter of the prior year, a 118.5% increase.

•
Net income per share for the first quarter of fiscal 2018, based on basic and diluted weighted average shares outstanding, was $1.30 and $1.28, respectively, compared to net income per share of $0.61 and $0.60, respectively, for the comparable quarter last year.

Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "It is gratifying to report improvement in the Company's performance this quarter. Our manufacturing facilities have worked to increase production rates as a result of higher levels of incoming home sales orders, while remaining focused on home quality, design and value."
Mr. Stegmayer continued, "We are also pleased with our geographic market expansion in Mississippi and surrounding states via the acquisition of Lexington Homes. The integration process is underway and we look forward to positive contributions from this new addition in the future."

Cavco’s management will hold a conference call to review these results tomorrow, August 8, 2017, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes, Friendship Homes, Chariot Eagle and Lexington Homes. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer, a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and chattel loans to purchasers of factory-built and site-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisition of Lexington Homes, and any future acquisition or the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses were incurred in certain prior periods and there can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2017 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 1, 2017	April 1, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$129,509	$132,542
Restricted cash, current	13,323	11,573
Accounts receivable, net	34,490	31,221
Short-term investments	12,386	11,289
Current portion of consumer loans receivable, net	33,159	31,115
Current portion of commercial loans receivable, net	7,380	7,932
Inventories	99,080	93,855
Prepaid expenses and other current assets	27,317	28,033
Deferred income taxes, current	—	9,204
Total current assets	356,644	356,764
Restricted cash	725	724
Investments	30,440	30,256
Consumer loans receivable, net	65,220	64,686
Commercial loans receivable, net	18,910	17,901
Property, plant and equipment, net	57,587	56,964
Goodwill and other intangibles, net	80,129	80,021
Total assets	$609,655	$607,316
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,003	$24,010
Accrued liabilities	111,226	109,789
Current portion of securitized financings and other	6,149	6,417
Total current liabilities	142,378	140,216
Securitized financings and other	51,440	51,574
Deferred income taxes	11,429	21,118
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 40,000,000 shares authorized; Outstanding 9,018,820 and 8,994,968 shares, respectively	90	90
Additional paid-in capital	243,524	244,791
Retained earnings	159,963	148,141
Accumulated other comprehensive income	831	1,386
Total stockholders’ equity	404,408	394,408
Total liabilities and stockholders’ equity	$609,655	$607,316

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 1, 2017	July 2, 2016
Net revenue	$206,816	$185,141
Cost of sales	164,850	151,889
Gross profit	41,966	33,252
Selling, general and administrative expenses	26,305	24,687
Income from operations	15,661	8,565
Interest expense	(1,048)	(1,161)
Other income, net	1,038	1,026
Income before income taxes	15,651	8,430
Income tax expense	(3,898)	(2,987)
Net income	$11,753	$5,443

Comprehensive income:
Net income	$11,753	$5,443
Unrealized loss on available-for-sale securities, net of tax	(555)	(55)
Comprehensive income	$11,198	$5,388

Net income per share:
Basic	$1.30	$0.61
Diluted	$1.28	$0.60
Weighted average shares outstanding:
Basic	9,006,999	8,937,265
Diluted	9,162,491	9,085,042

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	July 1, 2017	July 2, 2016
Net revenue:
Factory-built housing	$192,882	$172,486
Financial services	13,934	12,655
Total net revenue	$206,816	$185,141

Income before income taxes:
Factory-built housing	$13,170	$10,738
Financial services	2,481	(2,308)
Total income before income taxes	$15,651	$8,430

Capital expenditures	$594	$1,890
Depreciation	$882	$854
Amortization of other intangibles	$92	$92

Total factory-built homes sold	3,475	3,395

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